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                                                                 Exhibit 10.5(a)
                        HORACE MANN EDUCATORS CORPORATION
                             STOCK OPTION AGREEMENT
                           (1991 Stock Incentive Plan)
                               (EMPLOYEE VERSION)

     This Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between Horace Mann Educators Corporation, a Delaware corporation (the "Company"), and the person named below as Employee.

     WHEREAS, the Company has offered shares of common stock, par value $.001 per share, of the Company (the "Common Stock") to the public; and

     WHEREAS, Employee is an employee of the Company and/or one or more of its Affiliates; and

     WHEREAS, pursuant to the Company's 1991 Employee Stock Incentive Plan (the "Plan"), the committee of the Board of Directors of the Company administering the Plan (the "Committee") has approved the grant to Employee of an option to purchase shares of Common Stock, on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

     1. Grant of Option; Certain Terms and Conditions. The Company hereby grants to Employee, and Employee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price per share indicated below, which option shall expire at 5:00 o'clock p.m. (local time at the Company's principal executive office) on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). On the Date of Grant and on each of the first, second, and third anniversaries of the Date of Grant, the Option shall be Vested as to that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Annual Vesting Rate indicated below.

Employee:
--------

Date of Grant:
-------------

Number of
---------
Option Shares:
-------------

Exercise Price
--------------
per Option Share:
----------------

Expiration Date:
---------------

Annual Vesting
Rate:
--------------
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     The Option is intended to be an Incentive Stock Option to the extent permitted by Section 422(d) of the Code. That part of the Option which cannot qualify as an Incentive Stock Option shall be a Non-Qualified Stock Option.

     2. Acceleration and Termination of Option.

          (a) Termination by Death. If an Employee incurs a Termination of Employment by reason of death, any Stock Option held by such Employee will become fully Vested on the date of Death and may thereafter be exercised, for a period of one year (or such other period as the Committee may specify) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.


          (b) Termination by Reason of Disability. If an employee incurs a Termination of Employment by reason of Disability, any Stock Option held by such Employee may thereafter be exercised by the Employee, to the extent it was Vested at the time of termination, for a period of one year from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Employee dies within such one-year period, any unexercised Stock Option held by such Employee shall, notwithstanding the expiration of such one-year period, continue to be exercisable for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.


          (c) Termination by Reason of Retirement. If an Employee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such Employee will become fully Vested one year after the date of Retirement (First Year Retirement Anniversary Date) and may thereafter be exercised by the Employee, for a period of one year from the date of the First Year Retirement Anniversary Date or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If the Employee dies prior to the First Year Retirement Anniversary Date, any Stock Option held by the Employee shall be fully Vested on the date of death and any unexercised Stock Option shall continue to be exercisable for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.


          (d) Other Termination. Unless otherwise determined by the Committee, if an Employee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such Employee shall thereupon terminate, except that if such Termination of Employment of the Employee is involuntary and without Cause, such Stock Option shall be fully Vested and may be exercised within the lesser of six months from the date of such Termination of Employment or the balance of such Stock Option's term. Notwithstanding the foregoing, if an Employee incurs a Termination of Employment at or after a Change in Control, other than by reason of death, Disability or Retirement, any Stock Option held by such Employee shall be Vested and may be exercised within the lesser of (1) six months and one day from the date of such Termination of Employment, and (2) the balance of such Stock Option's term.


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     3. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, stock split, extraordinary distribution with respect to the Common Stock or other similar change in corporate structure affecting the Common Stock, such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, and the number of shares subject to other outstanding Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.


     4. Exercise. The Option shall be exercisable during Employee's lifetime only by Employee or by his or her guardian or legal representative, and after Employee's death only by the person or entity entitled to do so under Employee's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price in cash or by bank check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, by the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock powers, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such shares of Common Stock. Such notice shall also specify the number of Purchased Shares which are acquired pursuant to the exercise of an Incentive Stock Option and pursuant to the exercise of a Non-Qualified Stock Option. In the absence of such designation, Purchased Shares shall be deemed to be acquired first from the exercise of an Incentive Stock Option.


     5. Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Employee shall, concurrently with such exercise, pay such amount to the Company in cash or by check payable to the Company or by reducing the number of shares of Common Stock to be issued and delivered to Employee upon such exercise (such reduction to be valued on the basis of the aggregate Fair Market Value (determined on the date of such exercise) of the additional shares of Common Stock that would otherwise have been issued and delivered upon such exercise), provided that the Company is not then prohibited from purchasing or acquiring such additional shares of Common Stock.


     6. Stock Exchange Requirements; Applicable Laws. All certificates for shares of Common Stock or other securities delivered under this Agreement shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.


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     7. Nontransferability. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.


     8. Plan. The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time, and the Plan's definitions are hereby incorporated by reference herein; provided, however, that no such amendment shall deprive Employee, without his or her consent, of the Option or of any Employee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Employee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Employee or any other person or entity then entitled to exercise the Option.


     9. Stockholder Rights. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.


     10. Employment Rights. No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Employee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Employee, with or without cause, or (c) confer upon Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan.


     11. Governing Law. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.


     12. Investment Representation and Agreement. The Committee may require Employee to furnish to the Company, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in such form as such Committee may specify) in which Employee represents that the shares acquired by him upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.


     13. Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to this transaction. Employee hereby acknowledges receipt of a copy of the Plan.


     14. Amendment. Any amendment hereto shall be in writing and signed by the parties hereto.


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     15. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.


     16. Counterparts. This Agreement may be signed in two counterparts.


     17. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


     IN WITNESS WHEREOF, the Company and Employee have duly executed this Agreement as of the Date of Grant.

                                        HORACE MANN EDUCATORS CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:  Louis Lower II
                                            Title: President and Chief Executive
                                                   Officer



                                        ----------------------------------------
                                                Employee


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